Exhibit 99.1

Energy Recovery Announces Leadership Transition

Appoints David Moon Interim CEO

SAN LEANDRO, Calif. — October 24, 2023 — Energy Recovery, Inc. (NASDAQ: ERII) today announced Mr. David Moon, a current member of the Energy Recovery Board of Directors, has been appointed interim Chief Executive Officer, effective immediately. Mr. Bob Mao will remain a member of the Board, and Ms. Pamela Tondreau, current Lead Independent Director, has been elected as the new Chairperson of the Board. A comprehensive search process to identify a permanent President and Chief Executive Officer, which includes internal and external candidates, has been underway with the assistance of a leading executive search firm.

“The Board has firm conviction in Energy Recovery’s long-term potential and is confident Mr. Moon is the right leader for this moment of transition, alongside the rest of the management team,” said Ms. Tondreau. “The Board will work closely with the management team to ensure this transition is seamless for Energy Recovery’s shareholders, customers, employees, and suppliers.”

Ms. Tondreau continued, “The Board thanks Mr. Mao for his leadership in developing the concept of our PX technology as a platform. This change in leadership reflects the company’s changing needs as we progress into our next phase of growth, scaling the commercialization of our offerings in refrigeration and wastewater treatment.”

“Energy Recovery’s position as a global leader in energy efficiency technology reflects the hard work of our incredible team. I am honored to serve in this role at such an important time for the business, and I look forward to working alongside the Board and our team to help the company reach its full potential,” said Mr. Moon.

Mr. Moon joined Energy Recovery’s Board of Directors in July 2023 and brings with him a wealth of senior leadership experience developing and commercializing technologies with a focus in the heating and cooling industry. Mr. Moon previously served as President of Carrier Commercial Refrigeration (CCR), a division of Carrier Global Corporation. CCR is a leading supplier of high-efficiency CO2 turnkey refrigeration systems and services to the food retail, processing, and storage segments and pharmaceutical segment in EMEA and Asia. Prior to that, Mr. Moon worked as an Advisor for Ares Management LLC on the acquisition of CoolSys and joined the CoolSys Board of Directors post-acquisition.

Mr. Moon was President and Chief Operating Officer of Heatcraft Worldwide Refrigeration, a division of Lennox International, Inc., from 2006 to 2017. Heatcraft was the global OEM leader in commercial refrigeration equipment. Mr. Moon joined Lennox International, Inc. in 1998 holding various management positions in the United States, Singapore, and Australia. Mr. Moon also previously served as various management positions at Allied Signal, Inc., Case Corporation, and Tenneco Oil Company in the United States, Hong Kong, Taiwan, and Germany. Mr. Moon also served on the Board of Directors of American Woodmark Corporation from 2015 to 2020.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on our pressure exchanger technology platform, we design and manufacture reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, Energy Recovery has delivered transformative solutions that optimize operations and deliver positive environmental impact to our customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing and research and development facilities across California and Texas with sales and on-site technical support available globally. For more information, please visit energyrecovery.com.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company's business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2022, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

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